Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Tracy Kessner
312-564-1467
tkessner@theprivatebank.com

For Immediate Release

PrivateBancorp Announces Third Quarter 2011 Earnings Schedule

CHICAGO, September 26, 2011 – PrivateBancorp, Inc. (NASDAQ: PVTB) will hold its third quarter earnings conference call on October 25, 2011, at 11 a.m. ET (10 a.m. CT).  The call will be available at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and will be webcast live via the "Third Quarter 2011 Earnings Conference Call" link on the investor relations page of the PrivateBancorp Internet site at www.theprivatebank.com.

The company plans to release its third quarter 2011 earnings prior to the opening of trading on October 25, 2011. The earnings release also will be posted on the company’s website. An archived replay of the call will be available on the PrivateBancorp website beginning approximately two hours after the call ends.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves.   As of June 30, 2011, the company had 34 offices in 10 states and $12.1 billion in assets.  The company’s website is www.theprivatebank.com.